                                                                    EXHIBIT 99.2
                                                                    ------------


                             SYNBIOTICS CORPORATION
                        NOTICE OF GRANT OF STOCK OPTION
                        -------------------------------

Notice is hereby given of the following non-qualified stock option grant (the "Option") to purchase shares of the Common Stock of Synbiotics Corporation (the "Corporation") in accordance with the Corporation's 1996 Stock Option Plan (the "Plan"):

Optionee:
-------- ------------------------------------------------------------

Grant Date:
---------- ------------------------------------------------------

Option Price:  $           per share
------------    ----------

Number of Option Shares:             shares
-----------------------  -----------

Vesting Commencement Date:
------------------------- ----------------------------------------

Expiration Date:
--------------- -----------------------------------------------------

Exercise Schedule:
-----------------

This Option may be exercised, at any time before it terminates or expires, for all or any portion of the vested Option Shares.

The Option Shares shall vest in a series of successive equal quarterly installments over sixteen (16) quarters of Service completed by the Optionee commencing with the Vesting Commencement Date.

Other Special Provisions:
------------------------

None.

Optionee agrees to be bound by the terms and conditions of the Option as set forth in the Stock Option Agreement attached hereto as Exhibit "A".

Optionee also understands that the Option is granted subject to and in accordance with the express terms and conditions of the Plan, a copy of which is attached hereto as Exhibit "B", and agrees to be bound by the terms and conditions of the Plan.

Optionee hereby acknowledges receipt of a copy of the official Plan prospectus.

                                      -1-
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NO EMPLOYMENT OR SERVICE CONTRACT.  Nothing in the Stock Option Agreement or the
---------------------------------
Plan shall confer upon the Optionee the right to continue in the Service of the Corporation for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation or the Optionee, which rights are hereby expressly reserved by each, to terminate Optionee's Service at any time for any reason whatsoever, with or without cause.

                                        SYNBIOTICS CORPORATION


                                        By:
                                           -------------------------------------
                                        Title:
                                              ----------------------------------

                                        ----------------------------------------
                                        OPTIONEE

                                        Address:

                                        ----------------------------------------
                                        ----------------------------------------

Dated: _________________, 199__

                                   EXHIBIT A

                             SYNBIOTICS CORPORATION
                             STOCK OPTION AGREEMENT
                             ----------------------


A. Synbiotics Corporation (the "Corporation") has adopted the 1996 Stock Option Plan (the "Plan") for the purpose of attracting and retaining the services of selected persons who contribute to the financial success of the Corporation or its Parents or Subsidiaries.

B. Optionee is an individual who is to render valuable services to the Corporation or its Parents or Subsidiaries, and this Agreement is executed pursuant to, and is intended to carry out the purposes of, the Plan in connection with the Corporation's grant of a stock option to Optionee.

NOW, THEREFORE, it is hereby agreed as follows:

1.   GRANT OF OPTION.  Subject to and upon the terms and conditions set forth in
     ---------------
     this Agreement, the Corporation hereby grants to Optionee, as of the grant date (the "Grant Date") specified in the accompanying Notice of Grant of Stock Option (the "Notice of Grant"), a non-qualified stock option to purchase up to that number of shares of the Corporation's Common Stock (the "Option Shares") as is specified in the Notice of Grant. The Option Shares shall be purchasable from time to time during the option term at the option price per share (the "Option Price") specified in the Notice of Grant.

2.   OPTION TERM.  This option shall have a maximum term of ten (10) years
     -----------
     measured from the Grant Date and shall accordingly expire at the close of business on the expiration date (the "Expiration Date") specified in the Notice of Grant, unless sooner terminated in accordance with Paragraph 4 of this Agreement.

3.   EXERCISABILITY.  This option shall become exercisable for the Option Shares
     --------------
     in one or more installments as specified in the Notice of Grant. As the option becomes exercisable for the Option Shares in one or more such installments, those installments shall accumulate and the option shall remain exercisable for the accumulated installments until the Expiration Date or the sooner termination of the option term under Paragraph 4 of this Agreement.

4.   TERMINATION OF SERVICE.  The option term specified in Paragraph 2 shall
     ----------------------
     terminate (and this option shall cease to be exercisable) prior to the Expiration Date should one of the following provisions become applicable:

     A. Except that this option shall immediately terminate at the time of Optionee's termination for cause and except to the extent otherwise provided in subparagraphs (B) through (C) below, should Optionee cease to remain in the Service of the Corporation at any time during the option term, then this option shall not remain exercisable for more than a thirty (30)-day period commencing with the date of such cessation of Service. Upon the expiration of such thirty (30)-day period, this option shall terminate and cease to be outstanding.

     B. Should Optionee die while in Service or within the thirty (30)-day period following his or her cessation of Service, then the personal representative of the Optionee's estate or the person or persons to whom this option is transferred pursuant to the Optionee's will or in accordance with the law of descent and distribution shall have the right to exercise this option. Such right shall lapse, and this option shall terminate and cease to remain exercisable, upon the expiration of the twelve (12)-month period measured from the date of Optionee's death.

     C. Should Optionee become permanently disabled (as defined in Internal Revenue Code Section 22(e)(3)) and cease by reason thereof to remain in Service at any time during the option term, then this option shall not remain exercisable for more than a twelve (12) month period commencing with the date of such cessation of Service. Upon the expiration of such limited period of exercisability, this option shall terminate and cease to be outstanding.

     D. Should a Corporate Transaction be consummated and this option not be assumed by the successor corporation (or parent thereof), this option shall immediately terminate and cease to be exercisable.

     E. Notwithstanding subparagraphs (A) through (C) above, in no event shall this option be exercisable at any time after the Expiration Date or, if earlier, the time specified in subparagraph (D).

     F. During the limited post-Service period of exercisability determined in accordance with subparagraphs (A) through (C) above, this option may not be exercised for more than the number of Option Shares (if any) for which this option is, at the time of the Optionee's cessation of Service, exercisable.

5.   ADJUSTMENT IN OPTION SHARES.  In the event any change is made to the Common
     ---------------------------
     Stock issuable under the Plan by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares, or other change affecting the outstanding Common Stock as a class without the Corporation's receipt of consideration, then appropriate adjustments shall be made to (i) the total number of Option Shares subject to this option,
     (ii) the number of Option Shares for which this option is to be exercisable from and after each installment date specified in the Notice of Grant, and
     (iii) the Option Price payable per share in order to reflect such change and thereby preclude a dilution or enlargement of benefits hereunder.

6.   MANNER OF EXERCISING OPTION.
     ---------------------------

     A. In order to exercise this option with respect to all or any part of the Option Shares for which this option is at the time exercisable, Optionee (or in the case of exercise after Optionee's death, the Optionee's executor, administrator, heir or legatee, as the case may
          be) must take the following actions:

          (i) Execute and deliver to the Secretary of the Corporation (a) a written notice of exercise (the "Exercise Notice"), in substantially the form of Exhibit I attached hereto, in which
                                           ---------
                 there is specified the number of Option Shares for which the option is exercised.

          (ii) Pay the aggregate Option Price for the purchased shares in one or more of the alternative forms specified in Article Two,
                 Section I.A.2 of the Plan.

          (iii) Furnish to the Corporation appropriate documentation that the person or persons exercising the option (if other than the Optionee) have the right to exercise this option.

          (iv) Make appropriate arrangements with the Corporation (or the Parent or Subsidiary employing or retaining Optionee) for the satisfaction of any Federal, State or local income tax withholding requirements and Federal social security employee tax requirements applicable to the exercise of this option.

     B. As soon after the Exercise Date as practical, the Corporation shall mail or deliver to or on behalf of the Optionee (or to any other person or persons exercising this option) a certificate or certificates representing the purchased shares.

     C.   In no event may this option be exercised for any fractional shares.

7.   COMPLIANCE WITH LAWS AND REGULATIONS.
     ------------------------------------

     A. The exercise of this option and the issuance of the Option Shares upon such exercise shall be subject to compliance by the Corporation and the Optionee with all applicable requirements of law relating thereto and with all applicable regulations of any stock exchange or national market system on which shares of the Option Shares may be listed at the time of such exercise and issuance.

     B. In connection with the exercise of this option, Optionee shall execute and deliver to the Corporation such representations in writing as may be requested by the Corporation in order for it to comply with the applicable requirements of federal and state securities laws.

8.   SUCCESSORS AND ASSIGNS.  The provisions of this Agreement shall inure to
     ----------------------
     the benefit of, and be binding upon, the successors, administrators, heirs, legal representatives and assigns of Optionee and the successors and assigns of the Corporation. Notwithstanding the foregoing, the Corporation need not honor any transfer of this option unless there is delivered to the Corporation a duly executed written instrument of transfer in form satisfactory to the Corporation.

9.   LIABILITY OF CORPORATION.  The inability of the Corporation to obtain
     ------------------------
     approval from any regulatory body having authority deemed by the Corporation to be necessary to the lawful issuance and sale of any Common Stock pursuant to this option shall relieve the Corporation of any liability with respect to the non-issuance or sale of the Option Shares as to which such approval shall not have been obtained. The Corporation, however, shall use its best efforts to obtain all such approvals.

10.  NOTICES.  Any notice required to be given or delivered to the Corporation
     -------
     under the terms of this Agreement shall be in writing and addressed to the Corporation in care of the Corporate Secretary at the Corporation's principal corporate offices. Any notice required to be given or delivered to Optionee shall be in writing and addressed to Optionee at the address indicated below Optionee's signature line on the Notice of Grant. Either party may change its address for notice by giving written notice of such change. All notices shall be deemed to have been given or delivered upon personal delivery or upon deposit in the U.S. mail, postage prepaid and properly addressed to the party to be notified.

11.  CONSTRUCTION.  This Agreement and the option evidenced hereby are made and
     ------------
     granted pursuant to the Plan and are in all respects limited by and subject to the express terms and provisions of the Plan. All decisions of the Plan Administrator with respect to any question or issue arising under the Plan or this Agreement shall be conclusive and binding on all persons having an interest in this option. Capitalized terms not otherwise defined in this Agreement shall have the meanings assigned to such terms in the Plan, unless the context clearly requires otherwise.

12.  GOVERNING LAW.  The interpretation, performance, and enforcement of this
     -------------
     Agreement shall be governed by the laws of the State of California without resort to that State's conflict-of-laws rules.

13.  NO EMPLOYMENT OR SERVICE CONTRACT.  Nothing in this Agreement or in the
     ---------------------------------
     Plan shall confer upon the Optionee any right to continue in the Service of the Corporation (or any Parent or Subsidiary employing or retaining Optionee) for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any Parent or Subsidiary employing or retaining Optionee) or the Optionee, which rights are hereby expressly reserved by each, to terminate the Optionee's Service at any time for any reason whatsoever, with or without cause.

                                   EXHIBIT I
                                   ---------

                       NOTICE OF EXERCISE OF STOCK OPTION
                       ----------------------------------


I hereby notify Synbiotics Corporation (the "Corporation") that I elect to purchase _________ shares of the Corporation's Common Stock (the "Purchased Shares") pursuant to that certain option (the "Option") granted to me under the Corporation's 1996 Stock Option Plan (the "Plan") on ________________, 199_ to purchase up to __________ shares of such Common Stock at an option price of $_________ per share (the "Option Price").

Concurrently with the delivery of this Exercise Notice to the Secretary of the Corporation, I shall pay to the Corporation the Option Price for the Purchased Shares in accordance with the provisions of my agreement with the Corporation evidencing the Option and shall deliver whatever additional documents may be required by such agreement as a condition for exercise.


-----------------                   --------------------------------------------
Date                                Optionee


                    Address:
                                    --------------------------------------------

                                    --------------------------------------------

Print name in exact manner
it is to appear on the
stock certificate:
                                    --------------------------------------------

                                    --------------------------------------------

Address to which certificate
is to be sent, if different
from address above:
                                    --------------------------------------------

                                    --------------------------------------------

Social Security Number:
                       ----------------------------------

                                     A-I-1
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                                   EXHIBIT B
                                   ---------


 Reference is made to Exhibit 99.1 of this Registration Statement on Form S-8.

                                      B-1